Summary of 2006 Compensatory Arrangements with Executive Officers

John R. Bertucci	$450,000
Executive Chairman
Leo Berlinghieri	$450,000
President and Chief Executive Officer
Gerald G. Colella	$313,216
Chief Business Officer and Vice President
Ron Hadar	$235,018
Vice President and General Manager, CIT Products
Robert L. Klimm	$230,759

Vice President and General Manager, Power and Reactive Gas Products Group

Frank Schneider	$225,000
Vice President and General Manager, Ion Systems
John A. Smith	$270,657
Vice President and Chief Technology Officer
William D. Stewart	$244,550
Vice President and General Manager, Vacuum Products Group
Ronald C. Weigner	$250,092

Vice President and Chief Financial Officer